UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Avenue Suite 403 Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 5, 2023, Milestone Scientific Inc. (the “Company”) amended its employment agreement (the “Agreement”) with Arjan Haverhals, the Company’s Chief Executive Officer. Prior to the amendment, upon the termination of Mr. Haverhals’ employment due to either a Termination Other Than for Cause or a termination by Executive for Good Reason (as those terms are defined in the Agreement), Mr. Haverhals was entitled to receive, among other things, continued payment of his Base Compensation (as that term is defined in the Agreement) for a period of six months, in accordance with the Company’s standard payroll practices and subject to applicable withholding taxes. The amendment, which was made upon the recommendation of the Company’s Compensation Committee, extends the time period Mr. Haverhals would be eligible to receive continued payment of his Base Compensation and certain other benefits for a period of two years. All other terms of the Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
Dated: July 13, 2023	By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer